Exhibit 99.1

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Investor Relations
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Delta Reports Financial and Operating Performance for February 2017

ATLANTA, March 2, 2017 – Delta Air Lines (NYSE: DAL) today reported financial and operating performance for February 2017.

Consolidated passenger unit revenue (PRASM) for the month of February was flat year over year.

The company’s financial and operating performance is detailed below.

Preliminary Financial and Operating Results
February consolidated PRASM change year over year	Flat
February mainline completion factor	99.5%
February on-time performance (preliminary DOT A14)	89.4%

Delta Air Lines serves more than 180 million customers each year. In 2017, Delta was named to Fortune’s top 50 Most Admired Companies in addition to being named the most admired airline for the sixth time in seven years. Additionally, Delta has ranked No.1 in the Business Travel News Annual Airline survey for an unprecedented six consecutive years. With an industry-leading global network, Delta and the Delta Connection carriers offer service to 323 destinations in 57 countries on six continents. Headquartered in Atlanta, Delta employs more than 80,000 employees worldwide and operates a mainline fleet of more than 800 aircraft. The airline is a founding member of the SkyTeam global alliance and participates in the industry’s leading transatlantic joint venture with Air France-KLM and Alitalia as well as a joint venture with Virgin Atlantic. Including its worldwide alliance partners, Delta offers customers more than 15,000 daily flights, with key hubs and markets including Amsterdam, Atlanta, Boston, Detroit, Los Angeles, Minneapolis/St. Paul, New York-JFK and LaGuardia, London-Heathrow, Paris-Charles de Gaulle, Salt Lake City, Seattle and Tokyo-Narita. Delta has invested billions of dollars in airport facilities, global products and services, and technology to enhance the customer experience in the air and on the ground. Additional information is available on the Delta News Hub, as well as delta.com, Twitter @DeltaNewsHub, Google.com/+Delta, and Facebook.com/delta.

	Monthly Traffic Results (a)				Year to Date Traffic Results (a)

	Feb 2017	Feb 2016	Change		Feb 2017	Feb 2016	Change

RPMs (000):
Domestic	9,046,973	9,059,613	(0.1%)		18,632,091	18,359,940	1.5%
Delta Mainline	7,622,628	7,600,823	0.3%		15,673,851	15,409,294	1.7%
Regional	1,424,346	1,458,790	(2.4%)		2,958,240	2,950,646	0.3%
International	5,090,189	5,324,440	(4.4%)		11,143,086	11,602,255	(4.0%)
Latin America	1,799,593	1,761,396	2.2%		3,832,815	3,712,956	3.2%
Delta Mainline	1,764,797	1,713,485	3.0%		3,752,969	3,610,268	4.0%
Regional	34,796	47,911	(27.4%)		79,846	102,688	(22.2%)
Atlantic	1,825,671	1,862,254	(2.0%)		4,143,337	4,263,741	(2.8%)
Pacific	1,464,925	1,700,790	(13.9%)		3,166,934	3,625,558	(12.6%)
Total System	14,137,162	14,384,053	(1.7%)		29,775,177	29,962,195	(0.6%)

ASMs (000):
Domestic	11,015,493	11,194,377	(1.6%)		22,881,118	22,665,869	0.9%
Delta Mainline	9,120,374	9,258,667	(1.5%)		18,894,347	18,693,771	1.1%
Regional	1,895,119	1,935,710	(2.1%)		3,986,771	3,972,098	0.4%
International	6,415,215	6,848,405	(6.3%)		13,812,614	14,531,885	(4.9%)
Latin America	2,122,688	2,174,661	(2.4%)		4,528,867	4,505,174	0.5%
Delta Mainline	2,073,821	2,112,051	(1.8%)		4,419,987	4,374,059	1.1%
Regional	48,867	62,610	(22.0%)		108,880	131,115	(17.0%)
Atlantic	2,549,561	2,724,651	(6.4%)		5,564,039	5,880,643	(5.4%)
Pacific	1,742,965	1,949,093	(10.6%)		3,719,708	4,146,068	(10.3%)
Total System	17,430,708	18,042,782	(3.4%)		36,693,732	37,197,754	(1.4%)

Load Factor:
Domestic	82.1%	80.9%	1.2	pts	81.4%	81.0%	0.4	pts
Delta Mainline	83.6%	82.1%	1.5	pts	83.0%	82.4%	0.6	pts
Regional	75.2%	75.4%	(0.2)	pts	74.2%	74.3%	(0.1)	pts
International	79.3%	77.7%	1.6	pts	80.7%	79.8%	0.9	pts
Latin America	84.8%	81.0%	3.8	pts	84.6%	82.4%	2.2	pts
Delta Mainline	85.1%	81.1%	4.0	pts	84.9%	82.5%	2.4	pts
Regional	71.2%	76.5%	(5.3)	pts	73.3%	78.3%	(5.0)	pts
Atlantic	71.6%	68.3%	3.3	pts	74.5%	72.5%	2.0	pts
Pacific	84.0%	87.3%	(3.3)	pts	85.1%	87.4%	(2.3)	pts
Total System	81.1%	79.7%	1.4	pts	81.1%	80.5%	0.6	pts

Mainline Completion Factor	99.5%	99.6%	(0.1)	pts

Passengers Boarded	12,657,235	12,843,925	(1.5%)		26,080,529	26,136,085	(0.2%)

Cargo Ton Miles (000):	148,396	155,297	(4.4%)		297,947	314,183	(5.2%)

a Results include flights operated under contract carrier arrangements